Exhibit 10.34

ABSOLUTELY NET

BASIC LEASE PROVISIONS

The following lease provisions are hereby incorporated into and made a part of the Absolutely Net Commercial Lease to which this is attached:

A.            DATE OF LEASE: January 7, 2008 (the “Effective Date”)

B.             NAMES AND ADDRESSES OF PARTIES:

LANDLORD:                             FIVE OAKS OFFICE, LLC
621 SW Alder, Suite 605
Portland, OR 97205

TENANT:                                                 CREDENCE SYSTEMS CORPORATION
Attn: General Counsel
5975 NW Pinefarm Place
Hillsboro, OR 97124

C.             PREMISES: The land and improvements located at 5800 NW Pinefarm Place, Hillsboro, Washington County, Oregon, the legal description of which is Lot 2, FIVE OAKS WEST, City of Hillsboro, Washington County, Oregon. For the purpose hereof, the term “Building” and “Premises” shall have the same meaning.

D.            COMMENCEMENT DATE: January 7, 2008

E.             TERM: Commencement Date through January 6, 2010, with an option of Tenant to extend the same to January 6, 2011, upon written notice given to Landlord on or before January 6, 2009, if Tenant is not then in default.

F.             MINIMUM MONTHLY RENTAL:    $82,149.10

Rent shall be payable to Landlord at 621 SW Alder, Suite 605, Portland, OR 97205, or such other address as Landlord may designate in writing. On the Commencement Date, Tenant shall pay Landlord Minimum Monthly Rental for the period from the Commencement Date through January 31, 2008.

G.            USE: Offices, laboratory, research and development

H.            SECURITY DEPOSIT: $82,149.10

I.              TENANT’S REQUIRED INSURANCE: Commercial general liability insurance,

with limits of liability not less than $2,000,000.00 combined single limit.

BASIC LEASE PROVISIONS

ABSOLUTELY NET

BASIC LEASE PROVISIONS

The following lease provisions are hereby incorporated into and made a part of the Absolutely Net Commercial Lease to which this is attached:

A.            DATE OF LEASE: January 7, 2008 (the “Effective Date”)

B.            NAMES AND ADDRESSES OF PARTIES:

LANDLORD:                             FIVE OAKS OFFICE, LLC
621 SW Alder, Suite 605
Portland, OR 97205

TENANT:                                                  CREDENCE SYSTEMS CORPORATION
Attn: General Counsel
5975 NW Pinefarm Place
Hillsboro, OR 97124

C.            PREMISES: The land and improvements located at 5800 NW Pinefarm Place, Hillsboro, Washington County, Oregon, the legal description of which is Lot 2, FIVE OAKS WEST, City of Hillsboro, Washington County, Oregon. For the purpose hereof, the term “Building” and “Premises” shall have the same meaning.

D.            COMMENCEMENT DATE: January 7, 2008

E.             TERM: Commencement Date through December 31, 2009, with an option of Tenant to extend the same to December 31, 2010, upon written notice given to Landlord on or before December 31, 2008, if Tenant is not then in default.

F.             MINIMUM MONTHLY RENTAL:    $82,149.10

Rent shall be payable to Landlord at 621 SW Alder, Suite 605, Portland, OR 97205, or such other address as Landlord may designate in writing. On the Commencement Date, Tenant shall pay Landlord Minimum Monthly Rental for the period from the Commencement Date through January 31, 2008.

G.             USE: Offices, laboratory, research and development

H.            SECURITY DEPOSIT: $82,149.10

I.              TENANT’S REQUIRED INSURANCE: Commercial general liability insurance, with limits of liability not less than $2,000,000.00 combined single limit.

BASIC LEASE PROVISIONS

J.              EXHIBITS: The following Exhibit is attached hereto and by this reference made a part hereof: None

K.            BROKERS: None

BASIC LEASE PROVISIONS

ABSOLUTELY NET OFFICE LEASE

1.             Parties. This Lease is made between Landlord and Tenant named in the Basic Lease

Provisions as of the date set forth therein.

2.             Definitions. In addition to other definitions set forth in the Lease, unless the context otherwise specifies or requires, the terms listed below shall have the following meanings:

(a)           “Building” shall mean the office building on the Premises.

(b)           “CCRs” shall mean that certain Pacific Realty Associates, L.P. Protective Covenants for Five Oaks West Business Park dated February 22, 1996, recorded March 1, 1996, as Recorder’s No. 96018469; amended September 8, 1997, Recorder’s No. 970835161; October 4, 1999, Recorder’s No. 99113460; August 18, 2000, Recorder’s No. 2000-066732 and September 21, 2000, Recorder’s No. 2000-076736, as well as covenants, conditions and restrictions as shown on Partition Plat 1996-029, and Partition Plat 1997-083, official records of Washington County, Oregon.

(c)           “Indemnified Parties” shall mean Landlord, Landlord’s Lender, Landlord’s Landlord, Landlord’s Property Manager, together with their respective affiliates, subsidiaries, successors, assigns, heirs, officers, directors, shareholders, partners, managers, members, employees, agents and contractors.

(d)           “Landlord’s Lender” shall mean the holder of any loan that is secured by a lien against the Building.

(e)           “Landlord’s Landlord” shall mean the holder of the Landlord’s interests in any lease that is superior to this Lease.

(f)            “Landlord’s Property Manager” shall mean any real estate property manager engaged by Landlord from time to time to manage the Building.

3.             Possession and Commencement.

(a)           Tenant is in possession as of the Commencement Date.

(b)           Tenant acknowledges and agrees that Tenant has been in possession of the Premises and that the Premises shall be leased by Landlord to Tenant in its present “AS IS” condition and that Landlord makes absolutely no representations or warranties whatsoever with respect to the Premises or the condition thereof. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Premises are fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever. Tenant acknowledges that Tenant shall be solely responsible for any and all actions, repairs, permits, approvals and costs required for the rehabilitation, renovation, use, occupancy and operation of the Premises in accordance with applicable governmental requirements, including, without limitation, all governmental charges and fees, if any, which may be due or payable to applicable authorities. Tenant agrees that, by leasing the Premises,

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Tenant warrants and represents that Tenant has examined and approved all things concerning the Premises which Tenant deems material to Tenant’s leasing and use of the Premises. Tenant further acknowledges and agrees that (i) neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, concerning the Premises or which have induced Tenant to execute this Lease, and (ii) any other representations and warranties are expressly disclaimed by Landlord.

4.             Rental.

(a)           Beginning upon the Commencement Date and continuing during the entire Term, Tenant shall pay to Landlord the “Minimum Monthly Rental” as described in the Basic Lease Provisions as well as all “Additional Rental” described herein. All references to “Rent” or “Rental” hereinafter set forth in this Lease shall mean the Minimum Monthly Rental and Additional Rental. The Minimum Monthly Rental shall be paid in advance, without offset, notice or demand, on or before the first day of each calendar month during the Term, except for the first calendar month, which shall be prorated based on the Commencement Date.

(b)           Tenant recognizes that late payment of Rental or other sum due hereunder will result in additional administrative expense to Landlord, the extent of which additional administrative expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Rental or any sum is due and payable pursuant to this Lease, and when such amount remains due and unpaid five (5) days after said amount is due, such amount shall be increased by a “Late Charge” in an amount equal to five percent (5%) of the amount due. The amount of the Late Charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive monthly period until paid. The provisions of this subparagraph in no way relieve Tenant of the obligation to pay Rental or other payments on or before the date on which they are due, nor do the terms of this subparagraph in any way affect Landlord’s remedies pursuant to paragraph 25 of this Lease in the event said Rental or other payment is unpaid after the date due.

5.             Security Deposit. If an amount is set forth in the Basic Lease Provisions as the Security Deposit, upon execution of this Lease, Landlord acknowledges receipt of Tenant’s Security Deposit for the full and faithful performance by Tenant of all of the covenants and terms of this Lease required to be performed by Tenant. Such Security Deposit shall be returned to Tenant within thirty (30) days after the expiration of this Lease provided Tenant has fully and faithfully carried out all of Tenant’s obligations hereunder, including the payment of all amounts due to Landlord hereunder and the surrender of the Premises to Landlord in the condition required herein. However, Landlord, at Landlord’s option, may apply such sum on account of the payment of the last month’s Minimum Monthly Rental hereunder. Said sum may be commingled with other funds of Landlord and shall not bear interest. Notwithstanding the above, if Tenant becomes obligated to pay a Late Charge or upon the occurrence of any Event of Default described in paragraph 24 below, at Landlord’s option, the Security Deposit shall become immediately due and payable in full to Landlord, to be applied against any Late Charge, damages or losses suffered by Landlord as a result of Tenant’s failure to timely pay Rental or an Event of Default. In the event of a sale of the Building subject to this Lease, Landlord shall transfer the Security Deposit to the purchaser to be held under the terms of this Lease, and Landlord shall thereupon be released from all liability for the return of the Security Deposit; Tenant agrees to look solely to the new Landlord for the return of the Security Deposit.

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6.            Taxes.

(a)           Tenant shall be responsible for and pay before delinquent all taxes assessed commencing on the Commencement Date and continuing during the Term against any leasehold or personal property of any kind owned by or placed upon or about the Premises by Tenant.

(b)           During the Term, as Additional Rental during the Term, Tenant shall pay before delinquent all real property taxes and assessments levied, assessed or imposed against the land and improvements in the Premises. All real property taxes and assessments payable for a period, part of which shall be beyond the expiration of the Term, shall be prorated between Landlord and Tenant. Tenant shall deliver evidence of payment of all taxes and assessments to Landlord upon payment thereof by Tenant.

(c)           If during the Term, the voters or the Legislature of the state in which the Premises are located enact any substitute taxes, in any name or form, which may be adopted to replace or supplement real property taxes, then such substitute taxes shall be considered the equivalent of real property taxes for the purposes of this paragraph. Should there be in effect during the Term any law, statute or ordinance which levies, assesses or imposes any tax (other than any income tax) upon rents, Tenant shall pay such tax as may be attributed to the rents under this Lease or shall reimburse Landlord for any such taxes paid by Landlord within ten (10) days after Landlord bills Tenant for the same.

7.             Insurance.

(a)           During the Term, Tenant shall maintain in full force a policy or policies of property insurance written on a “special causes of loss” form (otherwise known as “all other perils”) to the extent of at least one hundred percent (100%) percent of the replacement cost of the Building (excluding foundations) which insurance shall also include twelve (12) months business interruption insurance, plate glass insurance, vandalism, malicious mischief, demolition and windstorm coverage for any additional costs resulting from debris removal and coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any portion of the Building required to be demolished, removed or modified by reason of the enforcement of any building, zoning, safety or land use laws as a result of a covered loss. Tenant shall also carry earthquake insurance in amounts of not less than $25,000,000.00 covering all of Tenant’s property outside the State of California.

(b)           During the Term, Tenant shall maintain in full force a commercial general liability insurance policy of not less than $2,000,000.00, combined single limit, insuring Landlord against liability for bodily injury and property damage occurring in, or about the Building.

(c)           Tenant shall at its own expense during the Term also carry in full force and effect:

(i)            Fire and/or casualty insurance with standard extended coverage endorsements to the extent of the full replacement value of Tenant’s trade fixtures, inventory

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and all other personal property owned or used by Tenant in the operation of Tenant’s business with the proceeds thereof being used by Tenant for the replacement of Tenant’s such property in the event of loss. Said insurance shall provide for a deductible no greater than $100,000.00.

(ii)           Workmen’s Compensation and Employer’s Liability coverage of not less than statutory limits of the state in which the Premises is located.

(d)           All such insurance policy shall be with an insurance company or companies with general policyholders’ rating of not less than “A VIII” as rated in the most current available Best’s Key Rating Guide or “A VIII” as then currently rated by Standard & Poor’s or Moody’s Investors Service and which are qualified to do business in the state in which the Premises are located. Such policies shall provide that the insurance shall not be cancelable or reduced without at least thirty (30) days’ prior written notice to Landlord, and shall be deemed primary and noncontributing with any insurance available to Landlord. Tenant shall furnish Landlord with a certificate or other acceptable evidence that such insurance is in effect. Tenant shall also furnish Landlord with evidence that all premiums have been paid as and when paid by Tenant.

(e)           If Tenant shall fail to obtain insurance as required under this paragraph 7, Landlord may, but shall not be obligated to, obtain such insurance for Landlord’s own benefit and not for or on behalf of Tenant, and in such event, Tenant shall pay, as Additional Rent, the premium for such insurance upon demand by Landlord.

(f)            Landlord acknowledges that Tenant may maintain the insurance required pursuant to this paragraph 7 under what is commonly known as a “blanket policy”.

8.             Intentionally Deleted.

9.             Intentionally Deleted.

10.           Use of Premises. The Premises shall be used for the Use set forth in the Basic Lease Provisions and for no other purpose without Landlord’s prior written consent. In connection with the Use of the Premises, Tenant shall:

(a)           Conform to all applicable laws and regulations of any public authority affecting the Premises and the Use thereof, and correct at Tenant’s own expense any failure of compliance.

(b)           Refrain from any activity which would be reasonably offensive to Landlord or to owners or users of adjoining property, or which would tend to create a nuisance or damage the reputation of the Premises. Without limiting the generality of the foregoing, Tenant shall not permit any objectionable noise or odor to escape or be emitted from the Premises.

(c)           Refrain from loading the floors beyond their designed capacity and the point considered safe by a competent engineer or architect selected by Landlord.

(d)           Refrain from making any marks or attaching any sign, insignia, antenna, aerial

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or other device (collectively “Signs”) to the exterior or interior walls, windows or roof of the Premises without the written consent of the Landlord. Landlord hereby consents to the existing Signs. Notwithstanding Landlord’s consent to any Signs, Tenant may remove all such Signs upon termination of this Lease and, if removed, repair any and all damage to the Premises caused thereby at Tenant’s own cost and expense, including but not limited to, restoring the area under and/or around any such removed sign to the same condition as the remainder of the exterior of the Premises. Landlord hereby approves Tenant’s existing signs.

11.           Hazardous Materials.

(a)           As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any federal, state, or local governmental authority including, but not limited to, those substances, materials, and wastes listed in the United States Department Transportation Hazardous Materials Table (49 CFR 172.101) or by the United States Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto, any material or substance which is defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 USC § 6903), or defined as a hazardous substance pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 US § 9601 et seq. (42 USC § 9601) together with petroleum products.

(b)          Except for Allowable Amounts, Tenant represents and warrants to Landlord that, to the best of Tenant’s knowledge, as of the Commencement Date, there are no Hazardous Material upon the Premises except small quantities for Tenant’s Use normally found in similar properties, which Hazardous Material is maintained in connection with applicable law (“Allowable Amounts”). Except for Allowable Amounts, Tenant shall not generate, store, use, or permit the generation, storage, or usage of any Hazardous Material upon the Premises by Tenant, its agents, employees, contractors, or invitees without the prior written consent of Landlord, which consent may be withheld if Tenant does not demonstrate to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant’s business and will be used, kept, and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises.

(c)           Tenant shall not cause or permit to be discharged into the plumbing or sewage of the Premises any Hazardous Material.

(d)          Without limiting or otherwise qualifying any provision hereof, Tenant shall, at its sole cost and expense, comply with any and all rules, regulations, codes, ordinances, statutes, and other requirements of any lawful governmental authority respecting Hazardous Material, pollution, harmful chemicals, and other materials in connection with Tenant’s activities on or about the Premises and those of its agents, employees, contractors, or invitees. Tenant specifically agrees to comply with such requirements relating to the handling, use, storage, and disposal of Hazardous Material and other materials which are considered by any governmental authority as harmful, dangerous, toxic, flammable, or otherwise deserving special care. In the furtherance of, and not in limitation of, Tenant’s obligations hereunder, throughout the Term, Tenant shall do or cause to be done all things necessary to preserve and keep in full force and effect permits required for the conduct of its business

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and operations from the time of commencement of this Lease until its expiration or termination.

(e)           Tenant shall pay the full cost of any cleanup, remedial, removal, or restoration work performed on or about the Premises (including posting a performance bond for the estimated cost of cleanup if required by Landlord) as required by any governmental authority in order to remove, neutralize, or otherwise treat Hazardous Material of any type whatsoever directly or indirectly placed by Tenant or its agents, employees, contractors, or invitees on or about the Premises.

(f)            Tenant shall be solely responsible for and shall indemnify, defend, and hold Indemnified Parties harmless from any and all claims, judgments, damages, fines, liabilities, demands, causes of action, proceedings, hearings, losses, including without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney’s fees, consultant fees, and expert fees, which arise during or after the term hereof as a result of contamination by Hazardous Material from Tenant’s Use or activities, or the use or activities of Tenant’s agents or contractors relating to the storage, placement or use of Hazardous Material (hereinafter collectively referred to as “Claims”).  This indemnification by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises if caused by Tenant. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant or its agents or contractors results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the release of any such Hazardous Material to the Premises, provided that Landlord’s approval of such actions shall first be obtained. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Tenant agrees to defend all such Claims on behalf of Indemnified Parties with counsel reasonably acceptable to Landlord.

(g)           In addition to any other right of inspection contained herein, Landlord and its agents shall have the right, following reasonable notice (except in case of emergency), but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease following notice to Tenant as required pursuant to paragraph 24(b) below, Landlord shall have the right to immediately enter upon the Premises to remedy any contamination caused by Tenant’s failure to comply notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize interference with Tenant’s business but shall not be liable for any interference caused thereby.

(h)          Any default under this paragraph shall be a material default of this Lease enabling Landlord to exercise any of the remedies set forth in this Lease.

(i)            Notwithstanding anything to the contrary provided herein, it shall not be unreasonable for Landlord to withhold its consent to any assignment, encumbrance, sublease, or other transfer of this Lease if a proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of any Hazardous Material.  No consent to any

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assignment or subletting shall constitute a further waiver of this provision. Any such assignment or subletting without such consent shall be void and shall at Landlord’s option constitute a default hereunder.

12.          Intentionally Deleted.

13.          Tenant Improvements and Alterations.

(a)           Intentionally deleted.

(b)           Tenant shall not be required to obtain the consent or approval of Landlord for any decorations, painting, plastering, or carpeting, but Tenant shall be required to give Landlord at least ten (10) days prior written notice thereof.

(c)           Tenant shall be required to obtain the prior written approval of Landlord for any alterations or improvements to the Premises which:

(i)            are not located wholly within the Premises, the demising walls of the Premises, the entrances to and/or exits from the Premises, or the floor or ceiling of the Premises (unless required to connect the utility systems within the Premises to the utility systems of the Building);

(ii)           decrease the value of the Building;

(iii)          adversely affect the structural integrity of the Building or the operation of the HVAC, plumbing, electricity, or water and sewer systems of the Building;

(iv)          require any roof penetration; or

(v)           which are at a cost of $25,000.00 or more.

(d)           Any such alterations, additions or improvements shall be made at Tenant’s sole cost and expense. In the event Tenant’s alterations, additions or improvements require roof penetration, Tenant shall use Landlord’s roofing contractor or such other contractor as Landlord reasonably approves. Landlord shall have ten (10) days after receiving Tenant’s written notice of proposed work to respond or provide such written consent. Tenant shall provide Landlord copies of any plans and specifications. Tenant shall deliver to Landlord as-built plans showing all alterations within thirty (30) days following installation of the alteration. Tenant shall provide such construction insurance as may be reasonably required by Landlord.

(e)           Landlord shall have the right to require Tenant to furnish adequate security to insure timely payment to the contractors and subcontractors for such work. All work performed by the Tenant shall be done in strict compliance with all applicable building, fire, sanitary and safety codes, and other applicable laws, statutes, regulations and ordinances, and Tenant shall secure all necessary permits for the same. Tenant shall keep the Premises free from all liens in connection with any such work. All work performed by the Tenant shall be carried forward expeditiously, shall not

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interfere with Landlord’s work or the work to be performed by or for other tenants, and shall be completed within a reasonable time. Landlord or Landlord’s agents shall have the right at all reasonable times to inspect the quality and progress of such work.

(f)            Tenant shall provide its own trash container(s) for construction debris; promptly remove all construction and related debris from the Premises; and immediately following completion of construction, Tenant shall repair and restore any portions of the Premises harmed as a result of the construction activities to the condition existing immediately prior to construction. Landlord’s review and/or approval of any request for alterations, additions or improvements in or to the Premises, and/or the plans and specifications with respect thereto, shall not create responsibility or liability on the part of Landlord, nor shall such review or approval evidence or constitute a representation or warranty by Landlord with respect to the action or undertaking approved or the completeness, accuracy, design sufficiency, or compliance of such plans or specifications with laws, ordinances, rules, and /or regulations of any governmental agency or authority. Landlord and Tenant acknowledge that such items shall be Tenant’s exclusive responsibility.

(g)           All improvements, alterations and other work performed on the Premises by either Landlord or Tenant shall be the property of Landlord when installed, except for Tenant’s trade fixtures, and may not be removed at the expiration of this Lease unless the applicable Landlord’s consent specifically provides otherwise.

14.          Repairs and Maintenance.

(a)           During the Term, Tenant shall continue all of Tenant’s existing maintenance programs and service contracts (either those in existence or replacements thereof). Tenant shall maintain, replace and repair the Premises (including but not limited to landscaping and parking lots) as well as all the structural and exterior components of the Building including the roof during the Term. Tenant shall repair and replace the component parts of the heating and air conditioning, water, sewer, gas and electrical systems as necessary to maintain said systems in the same condition as existed on the Effective Date, reasonable wear and tear excepted. Tenant shall provide all ordinary maintenance and repairs to the Premises, including, without limitation, replacement of broken glass, replacement of worn or damaged flooring, repair of lighting fixtures, and repairs and maintenance of interior walls and ceilings. On the expiration of the Term or other termination of this Lease, Tenant shall deliver up the Premises with all required repairs and replacements completed and with all improvements located thereon, in good repair and condition, broom clean, reasonable wear and tear and the provisions of paragraph 21 excepted.

(b)           Tenant agrees that Landlord shall have no obligation under this Lease to make any repairs or replacements to the Premises or improvements thereon, or any alteration, addition, change, or improvement thereof or thereto, whether structural or otherwise. The intention of this Lease is that the rent received by Landlord shall be “ABSOLUTELY NET”, free and clear of any expenses to Landlord under this Lease for the taxes, insurance, and/or construction, care, maintenance (including common area maintenance charges and charges accruing under easements, assessments and/or charges pursuant to the CCRs or other agreements relating to the Premises), operation, repair, replacement, alteration, addition, change, and improvement of or to the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall remain responsible for, and shall

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pay to Landlord, any cost, charge or expense for which Tenant is otherwise responsible for hereunder attributable to any period (prorated on a daily basis) prior to the expiration or earlier termination of this Lease.

(c)           Tenant shall not enter into any maintenance agreements that will extend beyond the Term without Landlord’s prior written consent.

(d)           Upon expiration of the Term, Tenant shall assign to Landlord any warranties relating to the Premises and deliver to Landlord all manuals, plans, specifications, records and other documents maintained by Tenant in connection with the maintenance of the Building.

15.           Liens. Tenant shall keep the Premises and Tenant’s leasehold interest free from all liens, including construction, mechanic’s and materialmen’s liens, arising from any act or omission of Tenant or those claiming under Tenant. Notwithstanding the foregoing, in the event of a lien, Tenant shall remove said lien by applicable statutory bond procedure or otherwise discharge such lien within ten (10) days of written notice from Landlord. Landlord shall have the right to post and maintain on the Premises such notices of nonresponsibility as are provided for under the lien laws of the state in which the Premises are located.

16.           Utilities. Tenant shall be solely responsible and promptly pay for all water and sewer facilities, gas and electrical services, including heat and light, garbage collection, and all other facilities and utility services used by Tenant in the Premises during the Term. Tenant shall pay for all light bulbs, tubes and ballasts in the Premises. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said systems. Except for Landlord’s willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rental nor shall Tenant be excused from compliance with all terms and provisions of this Lease by reason of Landlord’s failure to furnish any of the foregoing.

17.           Light and Air. This Lease does not grant any rights of access to light or air over any part of the Premises.

18.           Indemnity.

(a)           The Indemnified Parties shall not be liable to Tenant, or to Tenant’s employees, agents, invitees, licensees, contractors, or visitors, or to any other person, for any injury to person or damage to property or for consequential damages of any nature on or about the Premises caused by any act or omission of Tenant, its agents, servants, or employees, or of any other persons entering upon the Premises under express or implied invitation by Tenant; provided, however, subject to the provisions of paragraph 19 below, which provisions shall control the terms of this paragraph 18, an Indemnified Party shall be liable for actual damages resulting from its negligence or willful misconduct.

(b)          Tenant agrees to indemnify, defend, and hold harmless Indemnified Parties of and from any and all claims, demands, causes of action, losses, liabilities, judgments, attorney’s fees, expenses, or damages (i) arising from any accident, incident, injury, damage, howsoever and by

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whomsoever caused, to any person or property occurring in or about the Premises, except to the extent such accident, incident, injury or damage is caused by the negligence or willful misconduct of an Indemnified Party, (ii) arising out of any and all defaults by Tenant or its agents, employees, or contractors under this Lease, or (iii) arising out of the negligence or willful misconduct of Tenant or its agents, employees, or contractors. Tenant shall, at its own cost and expense, defend any and all suits which may be brought against Indemnified Parties either alone or in connection with others upon any such above-mentioned cause or claim, and shall satisfy, pay and discharge any and all judgments that may be recovered against Indemnified Parties in any such action or actions in which Indemnified Parties may be a party defendant.

(c)           The provisions of this paragraph shall survive expiration or earlier termination of this Lease with respect to claims or liability occurring prior to such termination.

19.           Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, but without limiting any other waiver set forth herein, Landlord and Tenant hereby mutually agree that in the event either Landlord or Tenant sustains a loss by reason of fire or any other event or casualty and such party is then covered (or is required by the terms of this Lease to be covered) in whole or in part by insurance with respect to such loss, then the party sustaining the loss agrees that, to the extent (but only to the extent) such party is compensated for such loss by its insurance (or to the extent the insurance required to be carried under this Lease by such party would have compensated the party for such loss), the party sustaining the loss shall have no right to recovery against the other party, its partners, officers, agents, contractors or employees, and waives any right of subrogation which might otherwise exist in or accrue to any third party. Landlord and Tenant agree that all policies of insurance obtained by them pursuant to the terms of this Lease shall contain provisions or endorsements thereto waiving the insurer’s rights of subrogation with respect to claims against the other and, unless the policies permit waiver of subrogation without notice to the insurer, each shall notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this Lease. In all events, but subject to any other waiver set forth herein, the party sustaining any loss which is required to be covered by insurance pursuant to the other provisions of this Lease may recover from the other party (assuming such other party otherwise has liability for the loss suffered) the amount of any deductible or excess loss under any applicable policy of insurance, to the extent of the deductible under such policy and/or such excess loss.

20.           Damage to Tenant’s Property. Except for Landlord’s willful misconduct, Landlord shall not be liable and Tenant hereby waives all claims against Landlord for any damage to the goods, stock, merchandise or other property of Tenant or to any person in or about the Premises resulting from any cause whatsoever, including, but not limited to, damage by rain, water, gas, steam, electricity or theft.

21.           Damage or Destruction.

(a)           If the Premises shall be partially damaged by fire or other cause and subparagraph (b) below does not apply, the damage to the Premises shall be repaired by Tenant, at Tenant’s sole cost and expense and there shall be no abatement of Rent. The repairs shall be made at the expense of Tenant, whether or not insurance proceeds are available and shall be accomplished with all reasonable dispatch. Tenant, at Tenant’s expense shall repair and/or replace all of Tenant’s

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property necessary for the operation of Tenant’s business.

(b)           If, during the last year of the Term, the Premises are damaged by a fire or other cause to the extent of fifty percent (50%) or more of the replacement cost thereof, either party may elect to terminate this Lease as of the date of damage or destruction by notice given to the other party in writing not more than sixty (60) days following the date of damage provided, however, if Landlord has elected to terminate this Lease, Tenant may cancel Landlord’s such election by agreeing to make all necessary repairs. If such notice is given, all rights and obligations of the parties shall cease as of the date of termination and Minimum Monthly Rental and Additional Rent shall be prorated as of said date and Tenant shall pay to Landlord one hundred percent (100%) of the replacement cost for damage to the Building (excluding foundations and without deduction for depreciation) without deductible. Tenant’s said obligation is not contingent on Tenant having received insurance proceeds. Any insurance which may be carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance.

(c)           In the absence of an election to terminate as described in subparagraph (b) above, Tenant shall proceed to restore the Building pursuant to the provisions of subparagraph (a) above to substantially the same form as prior to the damage or destruction and there shall be no abatement of Rent.

22.           Condemnation.

(a)           If the entire Premises shall be acquired or condemned by any governmental authority under its power of eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the Rental shall be abated on that date. If less than the whole should be so acquired or condemned, Tenant shall have the option to terminate this Lease by notice given to Landlord within thirty (30) days of such taking. In the event that such a notice of termination is given, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the Minimum Monthly Rental and Additional Rent shall be prorated as of such date.

(b)           If this Lease has not been terminated as hereinabove set forth, this Lease shall continue in force and effect, but from and after the date of the vesting of title in the condemning authority, the Minimum Monthly Rental payable hereunder during the unexpired portion of the Term shall be reduced proportionately and any Additional Rent payable pursuant to the terms to reflect the diminution of the Premises.

(c)           In connection with any taking of the Premises, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease);  provided, however, if any portion of the Premises is taken, Tenant shall have the right, if permitted pursuant to applicable law, to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or

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recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

23.            Bankruptcy. Subject to paragraph 28, this Lease shall not be assigned or transferred voluntarily or involuntarily by operation of law. It may, at the option of Landlord, be terminated if Tenant be adjudged bankrupt or insolvent, or makes an assignment for the benefit of creditors, or files or is a party to the filing of a petition in bankruptcy, or commits an act of bankruptcy, or in the case a receiver or a trustee is appointed to take charge of any of the assets of Tenant or subtenants and assigns in or about the Premises, and such receiver or trustee is not removed within thirty (30) days after the date of his appointment, or in the event of judicial sale of the personal property in or on the Premises upon judgment against Tenant or any subtenant or assignee, unless such property or reasonable replacement thereof be installed on the Premises. To the extent permitted by law, this Lease or any sublease hereunder shall not be considered as an asset of a debtor-in-possession, or an asset in bankruptcy, insolvency, receivership, or other judicial proceedings.

24.            Tenant’s Default. The following shall be “Events of Default” by Tenant:

(a)           Failure of Tenant to pay any Rental when due or failure of Tenant to pay any other charge required hereunder within five (5) days of written notice from Landlord to Tenant. Notwithstanding anything to the contrary provided herein, if Landlord has given one such notice to Tenant in a calendar year, Tenant shall be in default if rental is not paid within five (5) days of the date due without the need for any further notice from Landlord to Tenant.

(b)          Failure of Tenant to comply with any term or condition or fulfill any obligation of this Lease (other than the payment of Rental or other charges), within twenty (20) days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the twenty (20) day period, this subparagraph shall be complied with if Tenant begins correcting the default within the twenty (20) day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable (but in no event longer than ninety (90) days).

(c)           Intentionally deleted.

(d)          The bankruptcy or insolvency of Tenant or the occurrence of other acts specified in paragraph 23 of this Lease which give Landlord the option to terminate.

(e)           A default pursuant to that certain Absolute Net Office Lease of even date between Five Oaks Flex, LLC as landlord and Tenant shall be deemed an Event of Default hereunder.

25.            Remedies on Tenant’s Default. If an Event of Default occurs, Landlord may, at
Landlord’s option, exercise any one or more of the rights and remedies available to a landlord in the state in which the Premises is located to redress such default, consecutively or concurrently, including the following:

(a)           Landlord may elect to terminate Tenant’s right to possession of the Premises or

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any portion thereof by written notice to Tenant. Following such notice, Landlord may re-enter, take possession of the Premises and remove any persons or property by legal action or self-help with the use of reasonable force. To the extent permitted by law, Landlord shall have the right to restrain the personal property belonging to Tenant which is on the Premises at the time of re-entry, or the right to such other security interest therein as the law may permit, to secure all sums due or which become due to Landlord under this Lease. Perfection of such security interest shall occur by taking possession of such personal property or otherwise provided by law.

(b)           Following re-entry by Landlord, Landlord may relet the Premises for a term longer or shorter than the Term and upon any reasonable terms including the granting of rent concessions to the new tenant. Landlord may alter, refurbish or otherwise change the character or use of the Premises in connection with such reletting. Landlord shall not be required to relet for any use or purpose which Landlord may reasonably consider injurious to its property or to any tenant which Landlord may reasonably consider objectionable. No such reletting by Landlord following a default by Tenant shall be construed as an acceptance of the surrender of the Premises. If rent received upon such reletting exceeds the rent received under this Lease, Tenant shall have no claim to the excess.

(c)           Following re-entry, Landlord shall have the right to recover from Tenant the following damages:

(i)            The Worth at the Time of the Award (as hereinafter defined) of all unpaid Rental for the period prior to re-entry; plus

(ii)           The Worth at the Time of the Award (as hereinafter defined) of the amount equal to the Rental lost during any period during which the Premises are not relet prior to the date of the award, if Landlord uses reasonable efforts to relet the Premises; plus

(iii)          The Worth at the Time of the Award (as hereafter defined) of the amount by which the unpaid Rental for the balance of the term after the time of the award exceeds the amount Tenant proves could be avoided; plus

(iv)          Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of clean up and repair in preparation for a new tenant, renovations, remodeling, the cost of correcting any defaults or restoring any unauthorized alterations, the amount of any real estate commissions or advertising expenses and attorney’s fees; plus

(v)           At Landlord’s election, any other amount in addition to or in lieu of the foregoing, as may be permitted from time to time by applicable law; plus

(vi)          Reasonable attorney’s fees and expert witness fees incurred in connection with the default, whether or not any litigation is commenced; plus

(d)           If Landlord lists the Premises with a real estate broker experienced in leasing

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commercial property in the metropolitan area in which the Premises are located, such listing shall be conclusively presumed to be the taking of reasonable efforts to relet the Premises; plus

(e)           As used in subparagraphs (c)(i) and (c)(ii) above, the “Worth at the Time of Award” is computed by allowing interest at a rate equal to the published prime interest rate of the Bank of America, N.A., San Francisco, California plus four (4%) percent, unless such rate exceeds lawful limits permitted by the laws of the state in which the Premises are located, in which case interest shall accrue at the highest rate permitted in such state (hereinafter referred to as the “Default Interest Rate”). As used in subparagraph (c)(iii) above, the “Worth at the Time of Award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one (1%) percent.

(f)            In the event that Tenant remains in possession following default and Landlord does not elect to re-enter, Landlord may recover all delinquent Rental and shall have the right to cure any nonmonetary default and recover the cost of such cure from Tenant, plus interest from the date of the expenditure at the Default Interest Rate. In addition, Landlord shall be entitled to recover attorney’s fees reasonably incurred in connection with the default, whether or not litigation is commenced. Landlord may sue to recover such amounts as they accrue, and no one action for accrued damages shall bar a later action for damages subsequently accruing.

(g)           The foregoing remedies shall not be exclusive but shall be in addition to all other remedies and rights provided under applicable law, and no election to pursue one right shall preclude resort to another consistent remedy.

26.           Surrender at Expiration.

(a)           Upon expiration of the Term or earlier termination on account of default, Tenant shall deliver all keys to Landlord and peaceably surrender the Premises broom clean and in the same condition as exists on the Effective Date, reasonable wear and tear excepted. Depreciation and wear from ordinary use for the purpose for which the Premises were let need not be restored, but all repairs and replacements for which Tenant is responsible shall be completed pursuant to paragraph 14 above. Tenant’s obligations under this paragraph shall be subject to the provisions of paragraph 21 relating to damage or destruction.

(b)          All improvements and alterations placed on the Premises during the Lease term, other than Tenant’s trade fixtures, shall, at Landlord’s option exercised at the time of granting of its consent, become the property of Landlord. Movable furniture, decorations, floor covering other than hard surface bonded or adhesively fixed flooring, curtains, drapes, blinds, furnishings and trade fixtures shall remain the property of Tenant if placed on the Premises by Tenant. Anything to the contrary contained herein notwithstanding, in no event shall Tenant be required to remove any improvements, alterations, or fixtures (but not trade fixtures) that exist on the Premises as of the Commencement Date.

(c)           If Landlord so elects at the time of granting its consent, Tenant shall remove any or all fixtures installed on the Premises during the Lease term which would otherwise remain the property of Landlord, and shall repair any physical damage resulting from the removal. If Tenant fails

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to remove such fixtures, Landlord may do so and charge the cost to Tenant with interest from the date of expenditure at the Default Interest Rate. Tenant shall remove all furnishings, furniture and trade fixtures which remain the property of Tenant. If Tenant fails to do so, this shall be an abandonment of the property, and Landlord may retain the property and all rights of Tenant with respect to it shall cease or, by notice in writing given to Tenant within twenty (20) days after removal was required, Landlord may elect to hold Tenant to its obligation of removal. If Landlord elects to require Tenant to remove, Landlord may effect a removal and place the property in public or private storage for Tenant’s account. Tenant shall be liable to Landlord for the cost of removal, transportation to storage, and storage, with interest on all such expenses from the date of expenditure by Landlord at the Default Interest Rate.

(d)          The time for removal of any property or fixtures which Tenant is required to remove from the Premises upon termination shall be as follows:

(i)            On or before the date this Lease terminates because of expiration of the term or because of a default under paragraphs 22 and 23.

(ii)           Within thirty (30) days after notice from Landlord requiring such removal where the property to be removed is a fixture which Tenant is not required to remove except after such notice by Landlord, and such date would fall after the date on which Tenant would be required to remove other property.

27.            Holdover.

(a)           If Tenant does not vacate the Premises at the time required, Landlord shall treat Tenant as a tenant from month-to-month, subject to all the provisions of this Lease except the Term, except that the Rental shall be one hundred fifty (150%) percent of the Minimum Monthly Rental due for the full calendar month immediately preceding the expiration of the Term together with all damages (but specifically excluding consequential damages) sustained by Landlord by said failure to vacate. Failure of Tenant to remove fixtures, furniture, furnishings or trade fixtures which Tenant is required to remove under this Lease shall constitute a failure to vacate to which this paragraph shall apply if the property not removed will substantially interfere with the occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant.

(b)           If a month-to-month tenancy results from a holdover by Tenant under this paragraph, the tenancy shall be terminable at the end of any monthly rental period on written notice by either party given not less than ten (10) days prior to the termination date which shall be specified in the notice. Tenant waives any notice which would otherwise be provided by law with respect to a month-to-month tenancy.

28.            Assignment and Subletting.

(a)           Tenant shall not assign or pledge this Lease, sublet all or any part of the Premises whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of

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the Premises by anyone other than Tenant, or assign this Lease for security purposes, without the written consent of Landlord. In the event that Landlord shall consent to an assignment or sublease hereunder, Tenant shall pay Landlord’s reasonable attorneys’ fees and costs, incurred in connection with the processing of documents necessary to the giving of such consent.

(b)          In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least fifteen (15) but not more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any such sublease and copies of relevant financial information concerning the proposed subtenant or assignee. Landlord shall respond to the request within fourteen (14) days of Tenant’s notice. Tenant shall remain primarily liable, after any assignment or sublease, for the payment of Rental and other charges hereunder and the performance of all of Tenant’s obligations under this Lease, notwithstanding such assignment or subletting by Tenant.

(c)           In addition to Landlord’s right to approve any subtenant or assignee Landlord shall have the option, in Landlord’s sole discretion, to terminate this Lease or in the case of a proposed sublease of less than all of the Premises to recapture the portion of the Premises to be sublet as of the date the subletting or assignment is to be effective. Landlord shall exercise Landlord’s option within thirty (30) days from the date of receipt of Tenant’s written notice. If Landlord exercises Landlord’s option to terminate this Lease or recapture a portion of the Premises, Tenant shall be released of all further liability hereunder from and after the effective date of such termination or recapture as to the Premises as a whole in connection in the case of termination or as to portion of the Premises recaptured. If Landlord exercises Landlord’s option to recapture a portion of the Premises, Tenant shall be released proportionately based on the Rental as of the date immediately prior to such recapture.

(d)          Consent by Landlord to one (1) assignment or sublease shall not constitute a consent to other transfers or a waiver of Landlord’s rights pursuant to this paragraph.

(e)           Notwithstanding anything contained in this paragraph 28 to the contrary, Tenant shall have the right to assign this Lease or to sublet the Premises to any corporation or entity into which Tenant may merge or to any corporation or entity arising out of a consolidation of Tenant with another corporation or to a corporation or other entity acquiring all or substantially all of the assets or stock of Tenant. Such right to assign the Lease or to sublet the Premises shall be expressly conditioned upon Tenant delivering to Landlord an executed copy of the assignment wherein the corporation or entity into which Tenant may merge or the corporation or entity arising out of a consolidation of Tenant with another corporation or entity or such acquiring corporation or entity, as the case may be, assumes for the benefit of Landlord all of the terms, conditions and covenants set forth in this Lease to be observed and performed by Tenant existing on and after the effective date of the assignment and agrees to be bound by the terms, conditions and covenants of this Lease. Any such assignment or subletting shall not relieve Tenant from liability for the payment of Rental or other sums herein provided or from the obligation to keep and be bound by the terms, conditions and covenants of this Lease.

(f)           No sublease shall extend beyond the Term.

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29.           Authority. If a party is a corporation, each of the individuals executing this Lease on behalf of such party does hereby covenant and warrant that the party is a duly authorized and existing corporation, that such party has and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease and that each and all of the individuals signing on behalf of the corporation are authorized to do so. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

30.           Subordination. Tenant agrees that this Lease shall be subject and subordinate to any mortgage, trust deed or like encumbrance heretofore or hereafter placed by Landlord or its successors in interest upon its interest in the Premises to secure the payment of monies loaned, interest thereon and other obligations. Landlord agrees to provide Tenant a Non-Disturbance Agreement from the holder of any future mortgage, trust deed or like encumbrance. The terms of any Non-Disturbance Agreement provided by Landlord shall also contain such covenants, conditions, restrictions, limitations, exceptions and the like as are reasonably necessary and customary for the protection and balancing of the competing interests of the Tenant, the Landlord’s Lender and Landlord. Such Non-Disturbance Agreement shall also provide that no assignment or transfer of Landlord’s rights hereunder to a lending institution as collateral security in connection with such encumbrance and no foreclosure sale or transfer in lieu of foreclosure shall affect Tenant’s right to possession, use and occupancy of the Premises so long as Tenant is not in default hereunder. The failure by Landlord to obtain such Non-Disturbance Agreement shall not affect the subordination of this Lease to any such encumbrance. Tenant agrees to execute and deliver, within ten (10) days of such request by Landlord, any and all instruments desired by Landlord subordinating in the manner requested by Landlord to such mortgage, trust deed or like encumbrance. Tenant further appoints Landlord as its attorney-in-fact for the Term to execute, on behalf of Tenant, any such instruments subordinating this Lease to such mortgage, trust deed or like encumbrance. In the event of the sale of the real property of which the Premises are a part upon foreclosure or upon the exercise of a power of sale, Tenant will, upon written request of the purchaser, attorn to the purchaser and recognize the purchaser as Landlord under this Lease.

31.           Estoppel Certificate.

(a)           Tenant shall from time to time, upon not less than ten (10) days’ prior notice, submit to Landlord, or to any person designated by Landlord, in a form presented by Landlord, a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); (ii) that to the knowledge of Tenant no uncured default exists hereunder (or if such uncured default does exist, specifying the same); (iii) the dates to which Rental and other charges payable hereunder have been paid; (iv) that Tenant has no claims against Landlord and no defenses or offsets to Rental except for the continuing obligations under this Lease (or if Tenant has any such claims, defenses or offsets, specifying the same); and (v) such other matters as may be requested by Landlord.

(b)          If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided, without modification, and shall be deemed to have admitted the accuracy of any

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information supplied by Landlord to a prospective purchaser or mortgagee and that this Lease is in full force and effect, that there are not uncured defaults in Landlord’s performance, that the Security Deposit is as stated in the Basic Lease Provisions and that not more than one (1) month’s Minimum Monthly Rental has been paid in advance.

(c)           Any such certificate may be relied upon by any prospective purchaser or lender.

32.            Force Majeure. Except for Tenant’s obligation to pay Rental and other charges, neither party shall be deemed in default for the nonperformance or for any interruption or delay in performance of any of the terms, covenants and conditions of this Lease if the same shall be due to any labor dispute, strike, lock-out, civil commotion or like operation, invasion, rebellion, hostilities, war, terrorism, bio-terrorism, military or usurped power, sabotage, governmental regulations or controls, inability to obtain labor, services or materials, or through act of God or causes beyond the reasonable control of such party, provided such cause is not due to such party’s willful act or neglect.

33.            Landlord’s Right of Entry. Landlord and/or its authorized representatives may enter the Premises at all reasonable times (but at any time in the event of emergency). Any such entry shall be in compliance with Tenant’s reasonable access rules, including easements and restrictions dealing with secured and/or restricted areas.

34.            Landlord’s Right to Cure Default. If Tenant shall fail to perform any of the covenants or obligations to be performed by Tenant, Landlord, in addition to all other remedies provided herein, shall have the option to cure such default after ten (10) days’ written notice to Tenant. All of Landlord’s expenditures incurred to correct the default shall be reimbursed by Tenant upon demand with interest from the date of expenditure by Landlord at the Default Interest Rate. Landlord’s right to cure defaults is for the full protection of Landlord and the existence of this right shall not release Tenant from the obligation to perform all of the covenants herein provided to be performed by Tenant, or deprive Landlord of any other right which Landlord may have by reason of such default by Tenant.

35.            Intentionally deleted.

36.            Landlord’s Signs and Showings. Landlord may place on the Premises (but not on the Building) signs notifying the public that the Premises are “for sale” or “for rent” or “for lease”. During the Term, Landlord may also show the Premises to potential tenants, buyers and/or lenders at all reasonable times during normal business hours and subject to the terms of paragraph 33 hereof.

37.            Brokers. If Tenant has dealt with any other person or real estate broker in respect to leasing the Building, Tenant shall be solely responsible for the payment of any such fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto.

38.            Intentionally deleted.

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39.           General Provisions.

(a)           Complete Agreement. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease may not be modified, except by written instrument by the parties or their successors in interest. This Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and other statements, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant, other than those contained in this Lease, and all reliance with respect to this Lease is fully upon such representation. Submission of this instrument by Landlord for examination or signature by Tenant does not constitute a reservation of or option for the Lease, and this instrument is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

(b)          Exhibits and Addenda. Exhibits and Addenda attached hereto shall be initialed by Landlord and Tenant and are incorporated herein and made a part of this Lease.

(c)           Recordation. Neither Landlord nor Tenant shall record this Lease or a memorandum hereof without the prior consent of the other party.

(d)          Waiver. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant or condition contained in this Lease. Acceptance of Rental (in whole or part) by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time of Landlord’s acceptance of such Rental. Failure by Landlord or Tenant to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed a waiver or to decrease the right of Landlord or Tenant to insist thereafter upon the strict performance by the party violating any of the terms, covenants or conditions of this Lease. Waiver by Landlord or Tenant of any term, covenant or condition contained in this Lease may only be made by an original written document signed by the waiving party.

(e)           Time. Time is of the essence of this Lease.

(f)           Severability. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held to be invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(g)          Notices. All notices, demands, consents, approvals and other communications which are required or desired to be given by either party to the other hereunder shall be in writing and shall be: hand delivered; transmitted by facsimile (with a duplicate copy sent by first class mail, postage prepaid); sent by certified or registered mail, postage prepaid, return receipt requested; or sent by reputable overnight courier service for delivery on the next business day, delivery charges prepaid. Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient. Facsimile notices shall be deemed delivered when a legible copy has been received (provided receipt has been verified by telephone confirmation

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or one of the other permitted means of giving notice pursuant to this paragraph. Mail notices shall be deemed received two (2) days following mailing. Notices shall be sent to Landlord and Tenant at the addresses set forth in the Basic Lease Provisions. A party may change its address for notice by giving at least ten (10) days prior notice of such change to the other party.

(h)          Joint and Several Liability. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

(i)            Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other remedies at law or in equity.

(j)            Successors and Assigns. Subject to the provisions of paragraph 28 above, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties.

(k)           Costs of Suit. In the event that any party to this Lease institutes a suit, action, arbitration, or other legal proceeding of any nature whatsoever, relating to this Lease or to the rights or obligations of the parties with respect thereto, including, without limitation, any proceeding seeking a declaration of rights, for rescission or under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law, the prevailing party shall be entitled to recover from the losing party its reasonable attorney, paralegal, accountant, expert witness (whether or not called to testify at trial or other proceeding) and other professional fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, including but not limited to deposition transcript and court reporter costs, as determined by the judge or arbitrator at trial or other proceeding, and including such fees, costs and expenses incurred in any appellate or review proceeding, or in collecting any judgment or award, or in enforcing any decree rendered with respect thereto, in addition to all other amounts provided for by law.

(l)            Sale. In the event that the original Landlord or any successor in interest of Landlord in the Premises shall sell or convey the Premises, all liabilities and obligations on the part of the original Landlord or such successor under this Lease occurring thereafter shall terminate and thereupon all such liabilities and obligations shall be binding upon the new owner.

(m)          Construction. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any parts of this Lease. If the context so requires, the singular pronoun shall be taken to mean and include the plural and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations, partnerships and individuals.

(n)          Law Governing. This Lease shall be governed by the laws of the state in which the Premises are located.

(o)          Consents. Any consent or approval required under this Lease shall be valid only if granted in writing and, unless otherwise specifically provided herein, shall not be unreasonably withheld or conditioned by either party. The consenting party shall have the right to impose reasonable conditions as part of any consent including reimbursement of reasonable attorney and

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other professional fees and costs incurred in determining how to respond to the request for consent or approval. In no event shall either party have the right to terminate this Lease, and in no event shall either party be liable for monetary damages to the other, based upon a claim arising from the withholding or conditioning of consent or approval; the sole remedy of the party for any withholding or conditioning of consent or approval which is proven to be contrary to this Lease or its Exhibits shall be a court or arbitrator order requiring the party to grant the requested consent or approval on terms ordered by the court or arbitrator.

(p)           Waiver of Jury Trial. LANDLORD AND TENANT EACH WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY SUITS, CLAIMS, COUNTERCLAIMS, ACTIONS OR OTHER PROCEEDINGS OF ANY KIND ARISING UNDER OR RELATING TO THIS LEASE (INCLUDING, WITHOUT LIMITATION ANY PRESENT OR FUTURE MODIFICATION HEREOF) OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO DEALINGS OF THE PARTIES HERETO OR THE PREMISES, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENTS TO THE OTHER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY. LANDLORD AND TENANT EACH AGREES THAT ALL SUCH SUITS, CLAIMS, COUNTERCLAIMS, ACTIONS OR OTHER PROCEEDINGS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY. LANDLORD AND TENANT EACH AGREES THAT THIS PARAGRAPH CONSTITUTES WRITTEN CONSENT THAT TRIAL BY JURY SHALL BE WAIVED IN ANY SUCH SUIT, CLAIM, COUNTERCLAIM, ACTION OR OTHER PROCEEDING AND AGREE THAT LANDLORD AND TENANT SHALL EACH HAVE THE RIGHT AT ANY TIME TO FILE THIS LEASE WITH A CLERK OR JUDGE OF ANY COURT IN WHICH ANY SUCH SUIT, CLAIM, COUNTERCLAIM, ACTION OR OTHER PROCEEDING MAY BE PENDING AS STATUTORY WAIVER OF TRIAL BY JURY.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in duplicate the day and year first herein written, any corporate signature being by authority of the Board of Directors.

Five Oaks Office, LLC	Credence Systems Corporation
an Oregon limited liability company	a Delaware corporation

By:	By:
R. Barry Menashe, Manager	Byron Milstead,
Sr. Vice President and General Counsel

LANDLORD	TENANT

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